Exhibit 99.1

P.A.M. TRANSPORTATION SERVICES, INC. ANNOUNCES ACQUISITION

Tontitown, Arkansas, June 15, 2022...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (the “Company”) today announced that on June 14, 2022, the Company completed the acquisition of substantially all the assets of Metropolitan Trucking, Inc. and related entities (the “Seller”). The Company expects the current management team to remain in place and to continue operating the business from its existing locations. Driving associates, non-driving associates, and customers should notice little change following the transaction.

Highlights

•	Approximately 320-truck dry van truckload carrier headquartered near New York City, New York, with its primary operating and maintenance facilities located in Bloomsburg, Pennsylvania, will operate as an independent business under the current senior leadership team with no personnel changes expected other than the retirement of the CEO. The buying entity was Met Express, Inc., a newly formed wholly owned subsidiary of the Company.

•	Highly profitable business generated approximately $83.3 million in total revenue ($75.4 million excluding fuel surcharge), $22.1 million in earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and $13.5 million in operating income for the last twelve months ending March 31, 2022. EBITDA is a non-GAAP financial measure. See Appendix for reconciliation and disclosures.

•	Experienced driving associates focused on safety and customer service, operating a modern tractor and trailer fleet.

•	Veteran professional non-driving associates focused on a culture of excellent customer service, safety, and driver satisfaction are similar to the Company’s focus.

•	Enterprise value of approximately $77.4 million, excluding customary adjustments such as working capital adjustment.

Company Comments

Joe Vitiritto, President of the Company, commented, “We are proud at PAM to announce this acquisition, our first in nearly 20 years. We are excited to add the Metro drivers, talented office and shop team, customers and brand to the PAM family. Metropolitan has been operating for almost 90 years as a successful family run business. They have a very experienced group of drivers, long standing customer relationships and a culture that is very complimentary to our existing businesses. As we looked to do our first acquisition in quite some time, Metropolitan checked all the boxes on what we were looking for in a company. We plan to run it as a separate business, which will allow the experienced management team, drivers, and employees to continue to provide the same high level of service and attention that their customers have come to expect. It also allows us to keep the culture intact for their drivers and employees. With our current team at PAM and the addition of Metropolitan’s team, we are excited for our future.”

Joe Mangino, Chief Executive Officer of Metropolitan Trucking, Inc., commented, “For 90 years Metro has provided superior service for customers, a great home for our employees, and a source of pride for my family. To ensure our future was secured for the long term, my goal was to find a partner with similar values, strong financial performance, and a desire to invest for growth. PAM truly cared about our drivers and other employees, and their resources will provide more opportunity for our people and more capacity for our customers. We’re proud to continue to operate with our historical culture and identity while becoming the Northeast regional face for PAM, and we look forward to a smooth transition and a bright future.”

About the Transaction

This transaction is expected to be immediately accretive to the Company’s earnings per share, excluding transaction-related expenses. The enterprise value at closing was approximately $77.4 million, valued on a cash-free, debt-free basis and subject to a customary working capital adjustment. The transaction does not include any earn-out targets or payments. Of the closing amount, $5.0 million was placed in escrow to secure indemnification obligations. The acquisition agreements contain other customary terms and conditions.

From a financial reporting perspective, the Company expects to record approximately $11.1 million in current operating assets and $68.7 million in fixed assets on its consolidated balance sheet, including an estimated net working capital adjustment.

From a tax perspective, the Company will receive an increase in the tax basis of the Sellers physical assets with the entire amount allocated to these assets becoming available as a tax deduction during the current year. Actual cash tax savings during the current year are estimated to be approximately $14.4 million but may differ based upon the final purchase price allocation.

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The purchase price paid at closing included approximately $15.5 million in assumed debt and $64.3 million paid using available cash balances.

About Metropolitan Trucking, Inc.

Metropolitan is a premier service-focused dry van truckload carrier offering transportation services from its locations in New Jersey, Pennsylvania, and Illinois. The company’s primary operating territory is the eastern United States.

Metropolitan has a modern fleet consisting of approximately 320 trucks and 1,060 trailers. The trucks have an average age of 2.1 years, and the trailers have an average age of 6.1 years.

Metropolitan has an excellent team of driving and non-driving associates. The company employs experienced and professional truck drivers who can deliver on the promises involved with time-sensitive freight while maintaining a focus on safe and careful driving habits. The non-driving associates are characterized by a high degree of customer service, loyalty, and efficiency.

Metropolitan’s customers include major manufacturers, consumer products companies, retailers, and transportation and logistics providers. Metropolitan has won many carrier awards with multiple customers, which is a testament to their commitment to operational excellence and customer service.

Advisors

Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. served as transaction and legal advisor to P.A.M. Transportation Services. Scudder Law Firm, P.C., L.L.O. served as transaction and legal advisor to Metropolitan Trucking and related entities.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, or the benefits of the business combination transaction involving the Company and Metropolitan Trucking, Inc. and its related entities (“Metro”), and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, ongoing and potential future economic, business and operational disruptions and uncertainties due to the COVID-19 pandemic or other public health crises; excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; the risk that the benefits from the business combination transaction involving the Company and Metro may not be fully realized or may take longer to realize than expected, including as a result of any of the factors described in this paragraph; the reaction to the transaction of the companies’ customers, employees and counterparties; diversion of management time on acquisition-related issues; the Company’s ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, tariffs, import/export, trade and immigration regulations or policies; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

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Appendix

Reconciliation of EBITDA to Metropolitan’s net income for the twelve months ended March 31, 2022.

Non-GAAP Reconciliation

This press release contains a reference to EBITDA which is a "non-GAAP financial measure" as that term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, the Company has reconciled this non-GAAP financial measure to its most directly comparable U.S. GAAP measure.

EBITDA is included because the Company used that measure in evaluating the acquisition, and management believes this measure provides investors and securities analysts information used generally in evaluating acquisitions in our industry. EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, net income. Investors should not place undue reliance on this measure, as the Company primarily evaluates its results using net income.

(DOLLARS IN THOUSANDS) (Unaudited)	Estimated Twelve Months Ended March 31, 2022

Net Income(1)	$9,597
Plus:
Income tax expense(1)	3,199
Interest expense	763
Depreciation and amortization	8,584
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$22,143

(1) Not all the Seller’s related entities were subject to tax at a corporate level. The Seller’s pre-tax income was reduced by an estimated tax rate of 25% to arrive at net income.

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111

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